                                                                     Exhibit 4.2
R- 1                                                                $325,000,000

                     INTERNATIONAL LEASE FINANCE CORPORATION

                          2.95% NOTES DUE MAY 23, 2006


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRINCIPAL AMOUNT: Three Hundred Twenty Five Million Dollars ($325,000,000)


MATURITY DATE: May 23, 2006


DATED DATE: May 23, 2003


INTEREST RATE: 2.95% per annum


CUSIP: 459745 FH3


ISIN: US459745FH38


COMMON CODE: 16946419


INTEREST PAYMENT DATES: May 23 and November 23, commencing November 23, 2003


REGULAR RECORD DATES: The date 15 calendar days prior to each interest payment date

            INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth on the face hereof on the Maturity Date set forth on the face hereof, and to pay interest thereon, at the interest rate set forth on the face hereof, from the dated date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on the Interest Payment Dates set forth on the face hereof, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date; provided, however, interest payable on the Maturity Date hereof will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note at least 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office of the Trustee in the Borough of Manhattan, City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date (other than on the Maturity Date) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company, issued and to be issued under an Indenture dated as of November 1, 2000 (herein called the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as amended, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            After the completion of the issuance for which this Note is a part, the Company may, from time to time, reopen such issuance and issue additional Securities with the same terms (including maturity and interest payment terms) as this Note. After such additional Securities are issued, they will be fungible with this Note.

            This Note is one of the series of Securities designated as set forth on the face hereof. The Notes may not be redeemed prior to maturity. The Notes will not have a sinking fund.

            If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office of the Trustee in the Borough of Manhattan, City of New York, State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.


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
            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the Dated Date set forth on the face hereof.

                                    INTERNATIONAL LEASE FINANCE CORPORATION

[Seal]

                                    By:
                                        ----------------------------------------
                                        Chairman of the Board

                                        ----------------------------------------
                                        President

Attest:



----------------------------------
           Secretary

            Unless the certificate of authentication hereon has been executed by The Bank of New York, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories or authorized Authenticating Agents, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Date of Registration:

                                              THE BANK OF NEW YORK, as Trustee



                                              By
                                                 -------------------------------
                                                 Authorized Signatory


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
                              [FORM OF ASSIGNMENT]

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM --        as tenants in common
         TEN ENT --        as tenants by the entireties
         JT TEN  --        as joint tenants with right of survivorship and not
                           as tenants in common


UNIF GIFT MIN ACT -- __________________ Custodian ___________________
                           (Cust)                      (Minor)

under Uniform Gifts to Minors Act _____________________________
                                            (State)


     Additional abbreviations may also be used though not in the above list.


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee
                                            ------------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


------------------------------------------------------

------------------------------------------------------


the within Note and all rights thereunder, hereby irrevocably constituting and appointing


_____________________________________________________ Attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.

Dated:
       --------------------------------

                                      ------------------------------------------

                                      ------------------------------------------
                                      Notice:  The signature to this assignment
                                               must correspond with the name as
                                               written on the face of the within
                                               instrument in every particular,
                                               without alteration or
                                               enlargement, or any change
                                               whatever.


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